UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Exagen Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 ANNUAL MEETING OF STOCKHOLDERS
June 18, 2020

EXAGEN INC.
1261 LIBERTY WAY, SUITE C, VISTA, CALIFORNIA 92081

April 29, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Exagen Inc., a Delaware corporation (the "Company"). The meeting is expected to be held on June 18, 2020 at 8:00 a.m. Pacific Time in the Satisfaction Meeting Room of the Hard Rock Hotel San Diego, 207 5th Avenue, San Diego, California 92101.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled "Who Can Attend the Annual Meeting of Stockholders?" of the proxy statement for more information about how to attend the meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN).

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access your proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can access our proxy materials and vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. If you hold your shares through a bank or broker, you will need a proxy from your bank or broker to vote your shares in person at the Annual Meeting.

Thank you for your support.

Sincerely,

/s/ Fortunato Ron Rocca
Fortunato Ron Rocca
President, Chief Executive Officer and Director
Vista, California

Notice of Annual Meeting of Stockholders

To be Held Thursday, June 18, 2020

EXAGEN INC.
1261 LIBERTY WAY, SUITE C, VISTA, CALIFORNIA 92081

The Annual Meeting of Stockholders (the "Annual Meeting") of Exagen Inc., a Delaware corporation, will be held in the Satisfaction Meeting Room of the Hard Rock Hotel San Diego, 207 5th Avenue, San Diego, California 92101 on Thursday, June 18, 2020, at 8:00 a.m. Pacific Time, for the following purposes:
1.To elect three directors to serve as Class I directors for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2.To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN).

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Holders of record of our common stock as of the close of business on April 21, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

/s/ Fortunato Ron Rocca
Fortunato Ron Rocca
President, Chief Executive Officer and Director
Vista, California
April 29, 2020

PROXY STATEMENT

EXAGEN INC.
1261 LIBERTY WAY, SUITE C, VISTA, CALIFORNIA 92081

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Exagen Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 18, 2020 (the "Annual Meeting"), in the Satisfaction Meeting Room of the Hard Rock Hotel San Diego, 207 5th Avenue, San Diego, California 92101 at 8:00 a.m., Pacific Time, and at any continuation, postponement or adjournment thereof. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN). Holders of record of shares of common stock, $0.001 par value per share ("Common Stock"), as of the close of business on April 21, 2020 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were 12,636,810 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company's Annual Report to Stockholders for the year ended December 31, 2019 (the "2019 Annual Report"), or Notice of Internet Availability of Proxy Materials, as applicable, will be sent on or about May 5, 2020 to our stockholders on the Record Date.

In this proxy statement, "Exagen," the "Company," "we," "us" and "our" refer to Exagen Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 18, 2020

This Proxy Statement and our 2019 Annual Report to Stockholders are available at:
http://www.proxydocs.com/XGN/.

At this website, you will find a complete set of the following proxy materials: notice of 2020 Annual Meeting of Stockholders; proxy statement (with sample proxy card); and 2019 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

Stockholders may review directions to attend the meeting in person on our proxy website (www.proxydocs.com/XGN).

PROPOSALS

At the Annual Meeting, our stockholders will be asked:
1.To elect Mr. Brian Birk, Dr. Tina Nova and Dr. Ebetuel Pallares as Class I directors for a three-year term that expires at the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.To ratify the appointment of BDO USA, LLP as our independent public accounting firm for the fiscal year ending December 31, 2020; and
3.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the proxy will vote your shares in accordance with their best judgement.

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. In not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:
1.FOR each of the nominees for election as a Class I director as set forth in this proxy statement; and
2.FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the proxy will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and 2019 Annual Report available to our stockholders electronically via the Internet. On or about May 5, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Internet Notice") containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC's rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, we will provide copies of these documents, free of charge, upon written request to Exagen Inc., 1261 Liberty Way, Suite C, Vista, California 92081. Such requests by street name holders should be made through their bank, broker or other holder of record.

Stockholders sharing an address that are receiving multiple copies of the Internet Notice can request delivery of a single copy of the proxy statement or annual report or Internet Notice by contacting their broker, bank or other intermediary or sending a written request to Exagen Inc. at the above address or by calling (760) 560-1501.

Questions and Answers about the Annual Meeting of Stockholders

Who is entitled to vote on matters presented at the Annual Meeting?

The Record Date for the Annual Meeting is April 21, 2020. You are entitled to vote on the matters presented at the Annual Meeting if you were a record holder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 12,636,810 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a "Record Holder" and holding shares in "Street Name"?

A record holder holds shares in his or her name, which is registered on our books. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf. The bank or broker is considered to be the record holder of your shares held in "street name".

Am I entitled to vote if my shares are held in "Street Name"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your bank or brokerage firm. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain, and present at the Annual Meeting, a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. Under Delaware law and our Amended and Restated Bylaws (the "Bylaws"), the presence at the Annual Meeting of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you withhold votes or abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

Who can attend the Annual Meeting of Stockholders?

You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. If you hold your shares in street name you must obtain a valid proxy from your broker or bank to vote at the Annual Meeting. We currently intend to hold the annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN). We encourage you to check this website prior to the meeting if you plan to attend.

In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, to attend the Annual Meeting you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, at the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

With respect to the election of directors, you may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote "For," "Against" or "Abstain" from voting.

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person.

If you are a record holder, there are several ways for you to vote your shares:
•By Telephone: You can vote by telephone by calling 1-866-475-8889 and following the instructions on the proxy card;
•By Internet: You can vote over the Internet at www.proxypush.com/XGN by following the instructions on the Internet Notice or proxy card;
•By Mail: If you received a printed proxy, you can vote by mail by signing, dating and mailing the proxy card that accompanied the printed proxy; or
•In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. We will provide you with a ballot at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. Stockholders of record may also vote in person at the Annual Meeting. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN).

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Generally, you will have three options for returning your proxy and voting your shares.
•By Method Listing on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•In Person: If you would like to vote your shares in person at the Annual Meeting, you will need to contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my Proxy?

Yes. If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:
•by submitting a duly executed proxy bearing a later date than your prior proxy;
•by granted a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Exagen prior to or at the Annual Meeting; or
•by voting in person at the Annual Meeting.

We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). If we hold a virtual-only meeting, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website (www.exagen.com) and on our proxy website (www.proxydocs.com/XGN).

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

Who will count the votes?

Mediant Communications, Inc. is expected to tabulate the votes and an employee of the Company is expected to be our inspector of election and will certify the votes.

What if I do not specify how my shares are to be voted?

If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, along with the description of each proposal in this proxy statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What are broker non-votes and do they count for determining a quorum?

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Broker non-votes on the election of directors will have no effect, as the three directors that receive the highest number of votes will be elected.

What is an Abstention and how will votes Withheld and Abstentions be treated?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of BDO USA, LLP, represents a stockholder's affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the three directors that receive the highest number of votes will be elected, and abstentions have not effect on the ratification of the appointment of BDO USA, LLP.

How many votes are required for the approval of the proposals to be voted upon and how will Abstentions and Broker Non-Votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Will any other business be conducted at the Annual Meeting?

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

Proposals To Be Voted On

Proposal 1 - Election of Directors

At the Annual Meeting, three (3) Class I directors are to be elected to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2023 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and

Corporate Governance Committee, the Board has nominated Brian Birk, Tina Nova, Ph.D. and Ebetuel Pallares, Ph.D. for re-election as Class I directors at the Annual Meeting.

Our Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have eight (8) authorized directors on our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The following table summarizes the class, independence and committee membership of our directors:

Name	Age	Position	Independent	Committee Membership
CLASS I DIRECTORS - Nominated for Re-election with a Term to Expire at the 2023 Annual Meeting
Brian Birk	60	Chairman of the Board	X	Nominating and Governance (Chair)
Tina S. Nova, Ph.D.	66	Director	X	Audit, Compensation
Ebetuel Pallares, Ph.D.	46	Director	X	Nominating and Governance
CLASS II DIRECTORS - Terms to Expire at the 2021 Annual Meeting
Chet Burrell	72	Director	X	Audit
Jeff Elliott	42	Director	X	Audit (Chair)
James L.L. Tullis	73	Director	X	Compensation
CLASS III DIRECTORS - Terms to Expire at the 2022 Annual Meeting
Bruce Robertson, Ph.D.	57	Director	X	Compensation (Chair), Nominating and Governance
Fortunato Ron Rocca	58	President, Chief Executive Officer, and Director

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designed by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

The Board unanimously recommends a vote FOR the election of the three nominees for Class I directors.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election as Class I Directors (Terms to Expire at the 2023 Annual Meeting)

Brian Birk has served as a member of the Board since June 2008. In 2006, Mr. Birk co-founded Sun Mountain Capital, a boutique private equity firm focused on the southwest and Rocky Mountain regions which currently manages direct investment funds and funds of funds vehicles and where he serves as Managing Partner. Prior to forming Sun Mountain Capital, Mr. Birk served as a Vice President and Director of Private Equity at Fort Washington Capital Partners, a professional investment management services company. Mr. Birk also served as the Vice

President of Technology Commercialization at Applied Minds, LLC, a technology consulting company, and the President of a division at BiosGroup Inc., a company which commercialized complexity science software. Earlier in his career, Mr. Birk held a senior manager position at the Boston Consulting Group, Inc., a global management consulting firm, and finance manager positions at General Electric Company, an American multinational conglomerate, and GE Capital Corporation, its financial services unit. Mr. Birk is currently a member of the board of directors of several private companies, including Agilvax, Inc., Aspen Avionics, Inc., Avisa Pharma, Inc., Green Theme Technologies, Inc. and Respira Therapeutics, Inc. Mr. Birk received a B.A. in Economics from Carleton College and an M.B.A. from Northwestern University’s Kellogg School of Management. Mr. Birk’s experience as a venture capitalist and prior executive experience contributed to our Board's conclusion that he should serve as a director of our company.

Tina S. Nova, Ph.D., has served as a member of the Board since July 2019. Dr. Nova has served as President and Chief Executive Officer of Decipher Biosciences, Inc. (formerly GenomeDx, Inc.), a molecular diagnostics company, since August 2018. Dr. Nova served as President and Chief Executive of Molecular Stethoscope, Inc., a diagnostics company from September 2015 to August 2018. Dr. Nova served as Senior Vice President and General Manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. Dr. Nova was a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and served as its President from 2000 to April 2014. Dr. Nova also served as the Chief Executive Officer of Genoptix and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in March 2011. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000. Dr. Nova served as Chief Operating Officer of Selective Genetics, a biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova currently serves as chair of the board of directors of Arena Pharmaceuticals, Inc., a biopharmaceutical company, and on the board of Veracyte, Inc., a diagnostics company. She formerly was on the board of OpGen, Inc., an infection prevention and treatment company. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside. Dr. Nova’s extensive leadership, business and scientific expertise in the biopharmaceutical and diagnostics industries, and her experience in successfully developing, launching and commercializing medical products contributed to our Board's conclusion that she should serve as a director of our company.

Ebetuel Pallares, Ph.D., has served as a member of the Board since October 2012. In December 2014, Dr. Pallares founded Proficio Capital Management (PCM), LLC, a seed and early-stage venture fund headquartered in El Paso, TX, and he has served as its General Partner since that time. Through PCM, Dr. Pallares manages several investments, including PCM/Exagen L.P. In June 2009, he co-founded Cottonwood Capital Partners, the general partner of Cottonwood Technology Fund, a seed and early-stage venture fund with headquarters in El Paso, Texas, and he served as its Managing Partner until December 2014. In 2006, Dr. Pallares founded Joseph Advisory Services, LLC, a strategic consulting firm, and has served as its Manager since that time. He also currently manages investments on behalf of a family office, managing fund commitments and direct investments into private operating companies. His investment sectors span healthcare, medical diagnostics, therapeutics, IT, materials sciences and nanotechnology, education technology, AR/VR and financial technology companies. Dr. Pallares also serves on several corporate and non-profit boards, as an advisor to the UT Horizon Fund, the venture capital investment fund of the University of Texas system, as an Investor in Residence for New Mexico State University’s Arrowhead Center and on the limited partnership advisory committee for several venture funds. He received a B.A. in economics from Brandeis University, an M.B.A. from The University of Texas at El Paso, or UTEP, and a Ph.D. in International Business from UTEP. Dr. Pallares’s extensive venture capital experience and his service as a director for numerous companies contributed to our Board's conclusion that he should serve as a director of our company.

Continuing Members of the Board of Directors:

Class II Directors (Terms to Expire at the 2021 Annual Meeting)

Chet Burrell has served as a member of the Board since July 2019. In mid-2018, Mr. Burrell founded Silavon Healthcare Holdings, LLC, an entity he established in to pursue investments in the healthcare field and where he serves as Managing Member. Prior to forming Silavon Healthcare Holdings, from December 2007 to June 2018, Mr. Burrell served as President and Chief Executive Officer of CareFirst BlueCross BlueShield, a health insurer and health benefit services company. Prior to his role at CareFirst BlueCross BlueShield, Mr. Burrell served as Chairman and Chief Executive Officer of RealMed Corporation, a provider of online claims processing services for the health care industry, and as Founder, Chairman and Chief Executive Officer of Novalis Corporation, a managed care technology and consulting company. Mr. Burrell also served as an executive officer of numerous other U.S. healthcare companies in both the public and private sectors. Mr. Burrell currently serves as a member of the board of directors of several private companies and organizations in the healthcare field, including the Committee on Affordable and Quality Healthcare, America’s Health Insurance Plans, and the National Blue Cross and Blue Shield Association. Mr. Burrell received a B.A. in Sociology and Political Science from Allegheny College and an M.P.A. from the State University of New York at Albany. Mr. Burrell’s extensive chief executive and leadership experience in the healthcare field and his service as a leader and director of numerous healthcare companies and organizations contributed to our Board's conclusion that he should serve as a director of our company.

Jeff Elliott has served as a member of the Board since March 2019. Mr. Elliott has served as Chief Financial Officer of Exact Sciences Corporation, a molecular diagnostics company, since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Vice President, Business Development and Strategy of Exact Sciences from June 2016 to November 2016. From 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a B.S. in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder. Mr. Elliott’s executive experience and experience in the diagnostics and life sciences industries contributed to our Board's conclusion that he should serve as a director of our company.

James L.L. Tullis has served as a member of the Board since May 2015. In 1986, Mr. Tullis founded Tullis Health Investors, a venture capital firm specializing in investments in the healthcare industry and served as its Chief Executive Officer from its inception until December 2018. Since January 2019, Mr. Tullis has served as its Chairman. Earlier in his career, Mr. Tullis was a Senior Vice President at E.F. Hutton & Co., a stock brokerage firm, and a principal at Morgan Stanley & Co., where he worked with the healthcare investment research and banking teams. Since 2006, Mr. Tullis has served as a member of the board of directors and since January 2017 as chair of the board of directors of Lord Abbett & Co. Mutual Funds, an investment management firm. Since 1998, he has served as a member of the board of directors and, since April 2020 as chair of the board of directors of Crane Co., a manufacturer of highly engineered industrial products. Mr. Tullis also currently serves as a member of the board of directors of Alphatec Spine, Inc., a medical technology company, and electroCore Inc., a bioelectronic medicine company and will not stand for reelection at the electroCore annual meeting in June 2020. Mr. Tullis holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Mr. Tullis’s extensive experience serving as a venture capitalist and board member for numerous companies in the health care industry contributed to our Board's conclusion that Mr. Tullis should serve as a director of our company.

Class III Directors (Terms to Expire at the 2022 Annual Meeting)

Bruce C. Robertson, Ph.D., has served as a member of the Board since July 2019. Since 2005, Dr. Robertson has served as Managing Director of H.I.G. Capital, LLC, a global private equity and investment firm. Dr. Robertson previously served as a Managing Director at Toucan Capital, an early-stage venture capital firm. Dr. Robertson serves as a member of the board of directors of Apollo Endosurgery, Inc., a medical device company. Dr. Robertson holds a B.S.E. in Chemical Engineering and B.A. in Mathematics from the University of Pennsylvania, an M.B.A. from Harvard Business School, and a Ph.D. in Chemical Engineering from the University of Delaware. Dr. Robertson’s medical and research background and his extensive experience as an investor in the medical technologies industry contributed to our Board's conclusion that he should serve as a director of our company.

Fortunato Ron Rocca has served as our President and Chief Executive Officer and as a member of the Board since December 2011. From 2005 to October 2011, Mr. Rocca served as Vice President, Sales and Marketing, and as General Manager, at Prometheus, a specialty pharmaceutical and diagnostic company which was acquired by Nestlé SA in 2011, where he was responsible for leading the commercial organization, strategic planning and implementation of projects designed to maximize brand sales. Prior to joining Prometheus, Mr. Rocca served as the General Manager of Alpharma Inc., a specialty pharmaceutical company. Earlier in his career, Mr. Rocca served in senior sales and marketing management positions for Elan Pharmaceuticals, Inc., a neuroscience-focused biotechnology company and Janssen Pharmaceuticals, Inc., a pharmaceutical subsidiary of Johnson & Johnson.

Mr. Rocca is currently a member of the board of directors for Interpace Biosciences, Inc. Mr. Rocca received a B.S. in Marketing and Personnel Management from Towson State University. Mr. Rocca’s extensive knowledge of our business, as well as his over 25 years of experience in the diagnostic and pharmaceutical industries, contributed to our Board's conclusion that he should serve as a director of our company.

Proposal 2 - Ratification of Appointment of Independent Public Accounting Firm

Our Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of BDO USA, LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

BDO USA, LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of BDO USA, LLP is expected to attend the Annual Meeting, and to have an opportunity to make a statement if they intend to do so and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of BDO USA, LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2020. Even if the appointment of BDO USA, LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

The Board unanimously recommends a vote FOR the Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of BDO USA, LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Years Ended December 31,
Fee Category	2019	2018
Audit Fees(1)	$928,165	$188,846
Audit-Related Fee	—	—
Tax Fees(2)	10,743	—
All Other Fees	—	—
Total Fees	$938,908	$188,846

(1) Audit fees consist of fees for the audit of our financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statement on Form S-1 for our initial public offering. For 2019, $622,538 of the total fees were related to the filing of our registration statement on Form S-1 for our initial public offering.
(2) Tax fees consist of fees for an Internal Revenue Code Section 382 study.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, including all audit services, audit related services, tax services, and all other services. The Audit Committee pre-approves the engagement of the independent registered public accounting firm and the provision of audit services and audit-related services on an annual basis and pre-approves the particular tax and all other services on a case-by-case basis and does not delegate approval to management. All of the services of BDO USA, LLP, for 2019 and 2018 described above were pre-approved by the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Exagen Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for 2020.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee
Jeff Elliott, Chair
Tina S. Nova, Ph.D.
Chet Burrell

Executive Officers

The following table identifies our executive officers as of April 21, 2020:

Name	Age	Position
Fortunato Ron Rocca	58	President, Chief Executive Officer and Director
Kamal Adawi	41	Chief Financial Officer and Corporate Secretary
Debra Zack, M.D., Ph.D.	63	Chief Medical Officer

The following is biographical information for our executive officers other than Mr. Rocca, whose biographical information is included under "Continuing Members of the Board of Directors".

Kamal Adawi has served as our Chief Financial Officer since June 2017 and as our Corporate Secretary since September 2017. From 2014 to 2017, Mr. Adawi served as the Chief Financial Officer, Corporate Secretary and Treasurer at Pathway Genomics Corporation, a global genetic testing company. Prior to joining Pathway Genomics, from March 2014 to December 2014, Mr. Adawi served as our Director of Financial Planning and Analysis. Earlier in his career, Mr. Adawi managed the finance departments for GenMark Diagnostics, Inc., serving as its Manager of Financial Planning and Analysis, and Digirad Corporation, serving as its Manager of Financial Planning and Analysis, both publicly traded diagnostic companies. Mr. Adawi also served in various capacities in the finance and accounting departments at Becton, Dickinson and Company, a global medical technology company. Mr. Adawi received a B.A. in Finance from Michigan State University, an M.B.A. from Oakland University with a focus on management, and an M.S. in Finance from San Diego State University.

Debra Zack, M.D., Ph.D., has served as Chief Medical Officer since March 2020. Dr. Zack is a board-certified rheumatologist with broad experience as a strategic biopharmaceutical executive in the development of therapeutics for autoimmune disease and will oversee the overall strategy and execution of the company’s clinical development plans. She has extensive experience leading research, clinical development and medical affairs teams focusing on autoimmune disorders. Prior to joining Exagen, Dr. Zack served as Vice President, Clinical Development at Xencor, Inc.; Executive Director, Medical Scientific Leader, Biotherapeutics Development Unit at Novartis; and various positions in basic research, clinical development and medical affairs at Amgen. She was an associate professor treating rheumatology patients for 10 years at UCLA prior to joining industry. She received her undergraduate degree from Texas Christian University and her M.D. and Ph.D. from the University of Texas Southwestern in Dallas before completing her residency and rheumatology fellowship at the UCLA School of Medicine.

Corporate Governance

General

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.exagen.com, or by writing to our Secretary at our offices at 1261 Liberty Way, Suite C, Vista, CA 92081.

Board Composition

The Board currently consists of eight members: Mr. Rocca, Mr. Birk, Dr. Nova, Dr. Pallares, Mr. Burrell, Mr. Elliott, Mr. Tullis and Dr. Robertson. As set forth in our Charter, the Board is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve until the third annual meeting following election. Our Charter and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of the Board may have the effect of delaying or preventing a change of our management or a change in control of our company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock entitled to vote in the election of directors.

Director Independence

The Board currently consists of eight members. The Board has determined that all of our directors, other than Mr. Rocca, are independent directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the nominating and corporate governance committee, in recommending candidates for election, and the Board will take into account many factors, including the following:
•personal and professional integrity, ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•experience as a board member or executive officer of another publicly-held company;
•strong finance experience;
•diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•experience relevant to our business industry and with relevant social policy concerns; and
•relevant academic expertise or other proficiency in an area of our business operations.

Currently, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Communication from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Exagen Inc., 1261 Liberty Way, Suite C, Vista, California 92081.

Board Leadership Structure - Separate Chairman

The Board is currently led by its chairman, Brian Birk. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of chief executive officer and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the Board provides guidance to the chief executive officer and presides over meetings of the full Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our company.

The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Annual Board Evaluation

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our investor relations section of our website at www.exagen.com.

In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Attendance by Members of the Board of Directors at Meetings

There were seven meetings of the Board during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each director attended at least 75% of the aggregate of all meetings of the Board, with the exception of Chet Burrell, and each director attended as least 75% of meetings of the committees on which such director served during the period in which he or she served as a director.

Committees of the Board

The Board has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by the Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name of Independent Director	Audit	Compensation	Nominating and Corporate Governance
Brian Birk			C
Chet Burrell	X
Jeff Elliott †	C
Tina S. Nova, Ph.D.	X	X
Ebetuel Pallares, Ph.D.			X
Bruce C. Robertson, Ph.D.		C	X
James L.L. Tullis		X

C Committee Chairperson
† Financial Expert

Audit Committee

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:
•appointing our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing on a periodic basis, or as appropriate, any investment policy and recommending to the Board any changes to such investment policy;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our Audit Committee are Mr. Elliott, Mr. Burrell and Dr. Nova. Mr. Elliott serves as the Chairperson of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Mr. Elliott is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Board has determined each of Mr. Elliott, Mr. Burrell and Dr. Nova are independent under the applicable rules of the SEC and Nasdaq. Under the applicable Nasdaq rules, we are permitted to phase in our compliance with the independent audit committee requirements of Nasdaq on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirements pursuant to Rule 10A-3 under the Exchange Act, which require: (i) one independent member at the time of listing, (ii) a majority of independent members within 90 days of listing and (iii) all independent members within one year of listing. We will comply with the phase-in requirements of the Nasdaq rules, and within one year of our listing on Nasdaq, all members of our audit committee will be independent under Nasdaq rules and Rule 10A-3. Upon the listing of our common stock on Nasdaq, the audit committee will operate under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The Audit Committee met one time during 2019.

Compensation Committee

Our Compensation Committee reviews, approves and recommends to the Board policies relating to compensation and benefits of our officers, employees and directors. The Compensation Committee approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to the Board regarding the issuance of stock options and other awards under our equity plan. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee will review and evaluate, at least annually, its charter, as well as review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the compensation committee with its charter.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2019, the compensation committee engaged Marsh & McLennan Agency (“Marsh”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors in connection with our initial public offering. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Marsh comparing our compensation to that of a group of peer companies within our industry and met with Marsh to discuss our executive and non-employee director compensation and to receive input and advice. Marsh reported directly to the Compensation Committee. Following our initial public offering in September 2019, the Compensation Committee engaged FW Cook as its independent compensation consultant to undertake a review of its executive compensation program for 2020.

The members of our compensation committee are Dr. Robertson, Dr. Nova and Mr. Tullis. Dr. Robertson serves as the chairperson of the committee. Our Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met one time during 2019.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board in discharging the Board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on the Board and any committees thereof. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to the Board concerning governance matters and oversight of the evaluation of the Board. The members of our Nominating and Corporate Governance Committee are Mr. Birk, Dr. Pallares and Dr. Robertson. Mr. Birk serves as the chairman of the committee. The Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. Upon the listing of our common stock on Nasdaq, the Nominating and Corporate Governance Committee will operate under a written charter, which the Nominating and Corporate Governance Committee will review and evaluate at least annually. The Nominating and Corporate Governance Committee did not meet during 2019.

Executive and Director Compensation

The following tables and accompanying narrative disclosure set forth information about the compensation provided to our Named Executive Officers during the year ended December 31, 2019, who were:
•Fortunato Ron Rocca, President and Chief Executive Officer;
•Kamal Adawi, Chief Financial Officer and Corporate Secretary; and
•Thierry Dervieux, Ph.D., former Chief Scientific Officer.

Effective December 9, 2019, Thierry Dervieux, Ph.D., resigned from his position as Chief Scientific Officer. In connection with his resignation, we entered into a consulting agreement with Dr. Dervieux, as described below.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2019 and 2018.

Name and principal position in 2019	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Fortunato Ron Rocca	2019	358,195	73,875	1,082,039	105,216	8,400	1,627,725
President and Chief Executive Officer	2018	348,113	157,357	53,499	—	8,250	567,219
Kamal Adawi	2019	278,110	28,679	168,831	40,846	8,400	524,866
Chief Financial Officer and Corporate Secretary	2018	271,039	61,088	13,910	—	8,250	354,287
Thierry Dervieux, Ph.D.	2019	268,827	27,678	84,989	39,420	46,052	466,966
Chief Scientific Officer	2018	278,391	62,920	16,050	—	8,250	365,611

(1)	Amounts for 2019 represent the discretionary portion of cash bonuses paid in February 2020 with respect to 2019 individual performance under the bonus plan. For additional information, see -"Bonus", below.

(2)
Amounts for 2019 reflect the aggregate grant date fair value of stock options granted in 2019. Each option grant has been computed in accordance with ASC Topic 718, Compensation-Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The assumptions that we used to calculate these amounts are discussed in Note 2 and Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	Amounts for 2019 represent the non-discretionary portion of cash bonuses paid in February 2020 with respect to 2019 corporate performance under the bonus plan. Amount for Dr. Dervieux was prorated to reflect his partial year of service for 2019. For additional information, see -"Bonus", below.

(4)	Represents employer matching contributions under our 401(k) plan on behalf of each named executive officer, and for Dr. Dervieux, accrued vacation paid-out in connection with his resignation and consulting fees paid by us pursuant to Dr. Dervieux's consulting contract, dated December 6, 2019 for his service as our Medical Laboratory Director.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

On February 14, 2019, the Board, upon recommendation of the Compensation Committee, approved base salary increases for each Messrs. Rocca and Adawi and Dr. Dervieux, each effective February 17, 2019. The 2019 base salaries for Messrs. Rocca and Adawi and Dr. Dervieux were $358,182, $278,100, and $286,443, respectively.

In January 2020, the Board, upon recommendation of the Compensation Committee, approved base salary increases for each Messrs. Rocca and Adawi. In determining to increase their base salaries, the Board reviewed information provided by FW Cook regarding the Company’s peer group (which was established in consultation with FW Cook as part of the Compensation Committee’s review of the Company’s 2020 compensation program), which indicated that the executives’ total cash compensation opportunity was below the median compared to executives in comparable positions at the Company's peers; therefore, the Board approved these increases in an effort to begin to align the executives' base salaries with the annual base salaries for executives in comparable positions. The 2020 base salaries are $475,000 and $365,000 for Messers. Rocca and Adawi, respectively.

We expect that base salaries for the named executive officers will be reviewed periodically by our Compensation Committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.

Cash Bonuses

Our named executive officers are eligible to earn cash bonuses based on corporate and individual performance measures for the applicable year which, at the discretion of the Compensation Committee, may be further adjusted based on the individual performances of each named executive officer. For 2019, Mr. Rocca was eligible to receive a target bonus of up to 50% of his base salary and Mr. Adawi and Dr. Dervieux were eligible to receive a target bonus of up to 25% of their respective base salaries.

For 2019, annual bonus payments were based in part on the achievement of pre-established objective performance goals, including revenue, EBITDA and science metrics, weighted 50%, 35% and 15%, respectively, of each executive's bonus opportunity. The science metrics goals included publication and abstract goals. Award opportunities for revenue and EBITDA goals were established at threshold, target and maximum levels with intermediate inflections between threshold and target as well as between target and maximum. Achievement at or above maximum for revenue and EBITDA goals was capped at 150% of target, while funding for achievement of the science metric goal was capped at 100% of target. Straight-line interpolation is used to calculate the 2019 bonus payouts associated with actual results falling between goals. The goals were set at levels that were expected to be challenging but achievable at the outset of the year.

In 2019, our actual revenue achieved was less than the revenue threshold goal, and our actual EBITDA achieved was 125% of the EBITDA target goal. We also achieved our science metrics goal at 100%.

The Compensation Committee ultimately determined to award our named executive officers with a bonus equal to his target bonus for 2019. The Compensation Committee took into account its review of each named executive officer's individual performance and contributions to the Company's success and significant Company achievements in 2019, and believed these payments recognized management's significant achievements in 2019, including cross-over private equity funding, the completion of our initial public offering and the launch of the Janssen SIMPONI® co-promotion, which we believe will contribute to long-term shareholder returns. The following table presents the possible threshold, target and maximum bonus payouts, as well as the actual bonus amounts earned for each named executive officer for 2019.

Name	Salary ($)	Potential Threshold Bonus ($)	Potential Target Bonus ($)	Potential Maximum Bonus ($)	Actual Bonus Paid ($)	Actual bonus paid % of Target Bonus
Fortunato Ron Rocca	358,182	102,977	179,091	255,205	179,091	100%
Kamal Adawi	278,100	39,977	69,525	99,073	69,525	100%
Thierry Dervieux, Ph.D. (1)	286,443	41,176	71,611	102,045	67,098	— (1)

(1)	Dr. Dervieux's 2019 bonus was awarded to 100% of his target bonus opportunity and prorated to reflect his partial year of service in connection with his resignation effective December 9, 2019.

In January 2020, in connection with the salary increases mentioned above, the Board, upon recommendation of the Compensation Committee, approved increases to the target bonus opportunities for Messrs. Rocca and Adawi. The 2020 target bonus opportunities for Messrs. Rocca and Adawi are 85% and 45%, respectively, of such executive’s annual base salary.

Equity Compensation

We award stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Awards granted since our initial public offering in September 2019 were granted under our 2019 Incentive Award Plan (the “2019 Plan”); prior to our initial public offering, awards were granted under the 2013 Stock Option Plan, as amended from time to time (the “2013 Plan”) and our 2002 Stock Option Plan (the “2002 Plan”).

We typically grant equity awards to key new hires upon their commencing employment with us. We historically have used stock options as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which generally is set at the fair market value of our common stock as of the applicable grant date. Generally, the stock options we grant vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the employee’s continued service with us on the vesting date.

In 2019, in connection with our initial public offering, the Board approved a grant of stock options pursuant to the 2019 Plan to each named executive officer covering an aggregate of 171,185 shares, effective as of immediately following the determination of the initial public offering price per share of our common stock. Each stock option vests in accordance with our typical vesting schedule described above.

The following table sets forth the number of options granted to our Named Executive Officers in 2019.

Name	Grant Date	Number of Options (#)	Option Exercise Price ($)
Fortunato Ron Rocca	9/18/2019	138,659	$14.00
Kamal Adawi	9/18/2019	21,635	$14.00
Thierry Dervieux, Ph.D.	9/18/2019	10,891	$14.00

Stock options granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “—Offer Letters with Our Named Executive Officers” and “—Other Elements of Compensation—Severance and Change in Control Benefits” below.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we make employer matching contributions under the 401(k) plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance and accidental death and dismemberment insurance.

We do not provide our named executive officers with any other perquisites or other personal benefits.

No Tax Gross-Ups

We generally have not made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

Severance and Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits upon a qualifying termination of employment pursuant to their offer letters, as explained in further detail below. In addition, stock options granted to our employees, including our named executive officers, may be subject to acceleration in connection with a change in control under our equity plans, and for Mr. Rocca, subject to acceleration upon a qualifying termination on or within 12 months following our initial public offering. For additional discussion, please see “Equity Compensation,” “Offer Letters with our Named Executive Officers” and "Outstanding Equity Awards at 2019 Fiscal Year-End." Other than the benefits described above, none of our named executive officers are entitled to any severance or change in control benefits.

Offer Letters with our Named Executive Officers

Offer Letter with Fortunato Ron Rocca

In October 2011, we entered into an offer letter with Mr. Rocca, which was amended in September 2019.

Mr. Rocca’s offer letter provides for at-will employment, and an annual base salary and bonus. Pursuant to Mr. Rocca’s offer letter, if we terminate Mr. Rocca’s employment without cause, Mr. Rocca will be entitled to a lump sum cash payment in an amount equal to nine months of his annual base salary as in effect immediately prior to the date of termination, subject to his delivery and non-revocation of a general release of claims in favor of our company.

Offer Letter with Kamal Adawi

In May 2017, we entered into an offer letter with Mr. Adawi, which was amended in September 2019.

Mr. Adawi’s offer letter provides for at-will employment, and an annual base salary and bonus. Pursuant to Mr. Adawi’s offer letter, if we terminate Mr. Adawi’s employment without cause, Mr. Adawi will be entitled to a lump sum cash payment in an amount equal to six months of his annual base salary as in effect immediately prior to the date of termination, subject to his delivery and non-revocation of a general release of claims in favor of our company.

Offer Letter with Thierry Dervieux, Ph.D.

In October 2010, we entered into an offer letter with Dr. Dervieux, which was amended in September 2011 and September 2019. The following describes the material terms of his offer letter, as in effect prior to his resignation in December 2019.

Dr. Dervieux’s offer letter provided for at-will employment, an annual base salary and eligibility to participate in our management bonus plan, with the goals and payments under the management bonus plan to be defined and approved by the Board. Pursuant to the offer letter, Dr. Dervieux received options to purchase 544 shares of our common stock in connection with the commencement of his employment. Such options were exchanged for replacement stock options to purchase shares of common stock having a lower exercise price as part of our one-time stock option exchange in October 2018.

Pursuant to Dr. Dervieux’s offer letter, if we terminated Dr. Dervieux’s employment without cause or Dr. Dervieux resigned for good reason, Dr. Dervieux would have been entitled to a lump sum cash payment in an amount equal to his annual base salary as in effect immediately prior to the date of termination. Dr. Dervieux did not receive any severance payments or benefits from us in connection with his resignation.

Consulting Agreement with Thierry Dervieux, Ph.D.

On December 6, 2019, we entered into a consulting agreement with Dr. Dervieux pursuant to which Dr. Dervieux will provide consulting and transitional services until March 31, 2020. Dr. Dervieux’s outstanding stock options will continue to vest during the term of his consulting services.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2019. Unless otherwise indicated, each option listed in the following table was granted under the 2013 Plan.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Price ($)	Option Expiration Date
Fortunato Ron Rocca	9/18/2019	—	138,659	(1)	14.00	9/17/2029
	10/5/2018	94,413	229,289	(2)(3)	0.2571	10/5/2028
Kamal Adawi	9/18/2019	—	21,635	(1)	14.00	9/17/2029
	10/5/2018	24,547	59,615	(2)	0.2571	10/5/2028
Thierry Dervieux, Ph.D.	9/18/2019	—	10,891	(1)	14.00	9/17/2029
	10/5/2018	28,324	68,786	(2)	0.2571	10/5/2028

(1)	The option vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and with respect to the remaining shares, on each monthly anniversary over the three-year period thereafter, subject to the grantee's continued service.

(2)	The option vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and with respect to the remaining shares, on each monthly anniversary over the three-year period thereafter, subject to the grantee’s continued service.

(3)	Mr. Rocca’s option will also vest in full upon a termination of service due to a termination by us without cause or by Mr. Rocca for good reason, or due to Mr. Rocca’s death or disability, in each case, on or within 12 months following our initial public offering.

Director Compensation

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders. Directors who are also employees of our Company do not receive compensation for their service on the Board.

In September 2019, the Board adopted the non-employee director compensation program (the "Director Compensation Program") that became effective in connection with our initial public offering.

Under the Director Compensation Program, non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the director is a member. The Chairperson of the Board and each committee received a higher retainer for such service. Cash retainers are payable quarterly in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service. All cash compensation payable to the directors designated by or affiliated with Sun Mountain Capital or H.I.G. Capital, LLC is paid to Sun Mountain Capital or H.I.G. Capital, LLC, as applicable. The fees paid to non-employee directors for service on the Board under the Director Compensation Program are as follows:

Cash Compensation
Board of Directors annual retainer	$50,000
Incremental annual retainer for the Chairman	$20,000
Committee Chair annual retainers
Audit	$12,000
Compensation	$10,000
Nominating and Corporate Governance	$9,000
Committee member annual retainers
Audit	$7,500
Compensation	$7,500
Nominating and Corporate Governance	$7,500

In addition, under this program, each of our non-employee directors is eligible to receive an annual stock option grant to purchase 9,000 shares of our common stock, which shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to continued service through the applicable vesting date. Additionally, new non-employee directors are eligible to receive a stock option to purchase 15,000 shares of our common stock on the date on which such eligible director is appointed or elected to serve on the Board, and shall vest as to 1/36th of the shares underlying the option on each monthly anniversary of the grant date, subject to the eligible director's continued service through the applicable vesting date.

The following table sets forth information regarding the compensation of our non-employee directors earned for services rendered during the year ended December 31, 2019. Mr. Rocca, who served as our President and Chief Executive Officer during the year ended December 31, 2019, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Rocca is reported above in the “Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Brian Birk	19,750	—	—		19,750
Chet Burrell(2)	28,750	103,734	—		132,484
Jeff Elliott(3)	41,000	103,734	—		144,734
Tina S. Nova, Ph.D.(2)	32,500	103,734	—		136,234
Ebetuel Pallares, Ph.D.	14,375	—	—		14,375
Bruce C. Robertson, Ph.D.(2)	16,875	—	—		16,875
James L.L. Tullis	14,375	—	—		14,375
Arthur Weinstein, M.D. (4)	—	—	130,000	(5)	130,000
Dan Burrell (4)	—	—	—		—

(1)	Amounts reflect the aggregate grant date fair value of stock options granted in 2019, computed in accordance with the provisions of ASC Topic 718, Compensation Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying the stock options. The assumptions that we used to calculate these amounts are discussed in Note 2 and Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, the following outstanding option awards were held by members of the Board: Mr. Birk, 19,422 shares, Mr. C. Burrell, 13,613 shares, Mr. Elliott, 13,613 shares, Dr. Nova, 13,613 shares, Dr. Pallares, 12,948 shares, Mr. Tullis, 12,948 shares and Dr. Weinstein 14,172. Dr. Robertson and Mr. Burrell did not hold any unvested awards as of December 31, 2019.

(2)	Dr. Nova, Dr. Robertson and Mr. C Burrell were appointed as members of the Board effective July 12, 2019.

(3)	Mr. Elliott was appointed as a member of the Board effective March 25, 2019.

(4)	Mr. Burrell and Dr. Weinstein resigned from the Board on July 12, 2019. In connection with his resignation, all unvested awards held by Mr. Burrell were forfeited. Dr. Weinstein's unvested awards continue to vest based on his continued service with the Company as a consultant.

(5)	Amount paid to Dr. Weinstein reflects payments for his services as a consultant.

In November 2013, we entered into a director and consulting services agreement with Dr. Weinstein, pursuant to which he receives $18,000 per year, payable monthly, for his service as a member of the Board. In addition, in September 2017, we entered into a consulting services agreement with Dr. Weinstein, as amended in May 2018, that supplanted the prior director and consulting services agreement and pursuant to which he receives a $5,000 bi-weekly fee for his services as our Chief Medical Officer for 20 hours per week. Dr. Weinstein’s consulting services agreement provides for a stock option grant upon approval by the Board, as well as hotel reimbursement and a Company-provided cell phone. Dr. Weinstein resigned from the Board in July 2019, but continues to provide services under this consulting services agreement.

In March 2019, we appointed Jeff Elliott as a member of the Board. In connection with his appointment, we entered into a letter agreement with Mr. Elliott pursuant to which he will receive $40,000 per year for his services, payable quarterly, which will be paid no later than the fifteenth day following the end of each calendar quarter. The compensation Mr. Elliott was eligible to receive under his letter agreement was superseded by our Director Compensation Program.

In July 2019, we appointed Tina Nova, Ph.D., as a member of the Board. In connection with her appointment, we entered into a letter agreement with Dr. Nova pursuant to which she will receive $50,000 per year for her services, and an additional $7,500 per year for each committee on which she serves, payable quarterly, which will be paid no later than the fifteenth day following the end of each calendar quarter. The compensation Dr. Nova was eligible to receive under her letter agreement was superseded by our Director Compensation Program.

Director IPO Grants

In 2019, we granted a stock option covering 13,613 shares of our common stock to each of Dr. Nova and Messrs. Elliot and Burrell in connection with our initial public offering, effective as of immediately following the determination of the initial public offering price per share of our common stock. Each award will vest as to 1/36th of the shares underlying the option on each monthly anniversary of the grant date, subject to such director’s continued service through the applicable vesting date. In accordance with our Director Compensation Program, each such award will vest in full upon a change in control of our company (as defined in the 2019 Plan).

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2019.

As of December 31, 2019, we had two equity compensation plans in place under which shares of our common stock were authorized for issuance detailed as follows:

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders	1,375,542 (2)	$8.33 (2)	1,403,996 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,375,542	$8.33	1,403,996

(1)	Represents the weighted-average exercise price of outstanding options.

(2)	Includes 761,839 shares of common stock that were subject to awards as of December 31, 2019 under the 2019 Plan, 609,281 shares of common stock that were subject to awards as of December 31, 2019 under the 2013 Plan and 4,422 shares of common stock that were subject to awards as of December 31, 2019 under the 2002 Plan.

(3)	Includes 1,283,996 shares of common stock available for issuance under the 2019 Plan and 120,000 shares of common stock available for issuance under our Employee Stock Purchase Plan. With respect to our 2019 Plan, this number includes future awards and shares remaining available for issuance under the 2013 Plan which became available for issuance under the 2019 Plan upon its termination in 2019. This amount does not include any additional shares that may become available for future issuance under the 2019 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2020 and continuing through 2029 by the number of shares equal to 4% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under our Employee Stock Purchase Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2020 and continuing through 2029 by the number of shares equal to 1% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31. There are no shares of common stock remaining available for issuance under our 2002 Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at April 21, 2020 for:
•each of our directors;
•each of our Named Executive Officers;
•all of our current directors and executive officers as a group; and
•each period, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 12,636,810 shares of common stock outstanding as of April 21, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of April 21, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Exagen Inc., 1261 Liberty Way, Suite C, Vista, California 92081.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
NMSIC Co-Investment Fund, L.P. (1)	2,560,362	20.3%
Entities affiliated with Tullis-Dickerson Capital Focus III, L.P. (2)	1,915,146	14.8%
H.I.G. Bio-Exagen, L.P.	1,696,252	13.4%
Hunt Holdings, L.P. (3)	1,486,518	11.8%
RTW Investments, L.P. (4)	902,085	7.1%
Named Executive Officers and Directors
Fortunato Ron Rocca (5)	134,876	1.1%
Kamal Adawi (6)	35,067	*
Thierry Dervieux, Ph.D. (7)	34,393	*
Brian Birk (1)(8)	2,568,454	20.3%
Chet Burrell (9)	3,403	*
Jeff Elliott (10)	3,403	*
Tina S. Nova, Ph.D. (11)	3,403	*
Ebetuel Pallares, Ph.D. (12)	6,580	*
Bruce C. Robertson, Ph.D. (13)	1,696,252	13.4%
James L.L. Tullis (2)(14)	1,968,101	15.2%
All executive officers and directors as a group (10 persons)	6,419,539	48.9%

*	Less than 1%.

(1)	Represents 2,560,362 shares of common stock held by NMSIC Co-Investment Fund, L.P. ("NMSIC"). The general partner of NMSIC is Sun Mountain Capital Partners LLC ("Sun Mountain"). NMSIC is the sole member of NMSIC Focused. The controlling members of Sun Mountain are Brian Birk, one of our directors, Sally Corning and Lee Rand. As a result, each of Sun Mountain, Mr. Birk, Ms. Corning and Mr. Rand may be deemed to possess voting and investment control over, and may be deemed to have indirect beneficial ownership with respect to, all shares held by NMSIC or NMSIC Focused. Neither Sun Mountain, Mr. Birk, Ms. Corning nor Mr. Rand owns directly any of the shares. Each of Sun Mountain, Mr. Birk, Ms. Corning and Mr. Rand disclaims beneficial ownership of the shares held by NMSIC or NMSIC Focused, except to the extent of their pecuniary interest therein. The address for each of the NMSIC entities is 527 Don Gaspar Avenue, Santa Fe, New Mexico 87505.

(2)	Consists of (a) 995,549 shares of common stock and 119,536 shares of common stock issuable upon the exercise of warrants held by Tullis-Dickerson Capital Focus III, L.P., or Tullis, (b) 524,163 shares of common stock and 170,445 shares of common stock issuable upon the exercise of warrants held by Tullis Growth Fund, L.P, and (c) 105,453 shares of common stock held by Tullis Growth Fund II, L.P. Tullis-Dickerson Partners III, LLC (“Tullis Partners”) is the general partner of Tullis and may be deemed to beneficially own the securities held by Tullis. Tullis Growth Partners, LLC (“Growth Partners”) and Tullis Growth Partners II, LLC (“Growth Partners II”) are the general partners of Tullis Growth Fund, L.P. and Tullis Growth Fund II, L.P., respectively, and may be deemed to beneficially own the securities held by Tullis Growth and Tullis Growth II. James L.L. Tullis, one of our directors, is a Principal of each of the foregoing entities and may be deemed to possess voting and investment control over, and may be deemed to have an indirect beneficial ownership interest with respect to, the shares held by Tullis, Tullis Growth and Tullis Growth II. The address for each of the Tullis entities is 11770 U.S. Highway 1, Suite 503, Palm Beach Gardens, FL 33408.

(3)	Represents 1,486,518 shares of common stock held by Hunt Holdings, L.P., as indicated in the entity’s Schedule 13G filed with the SEC on February 7, 2020. Woody L. Hunt is the majority shareholder of Hunt Guaranty Inc., which is the sole member of HuntVest, LLC, which is the general partner of Hunt Holdings Limited Partnership. As a result, Mr. Hunt and each of the foregoing entities may be deemed to indirectly beneficially own the securities held by Hunt Holdings Limited Partnership, but each disclaims beneficial ownership of such securities. The address of each of the foregoing entities is 4401 N. Mesa St., El Paso, Texas 79902.

(4)	Represents 902,085 shares of common stock held by RTW Master Fund, Ltd. and one or more private funds (together the “Funds”) managed by RTW Investments, LP (the “Adviser”), as indicated in the entity’s Schedule 13G filed with the SEC on January 27, 2020. The Adviser, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all Shares held by the Funds. Accordingly, for the purposes of Reg. Section 240.13d-3, the Adviser may be deemed to beneficially own an aggregate of 902,085 shares. Roderick Wong is the Managing Partner of the Adviser. The address of RTW Investments, LP and Roderick Wong is 412 West 15th Street, 9th Floor, New York, NY 10011. The address of RTW Master Fund, Ltd. is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(5)	Represents 134,876 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(6)	Represents 35,067 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(7)	Represents (a) 32,370 shares of common stock and (b) 2,023 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(8)	Represents 8,092 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(9)	Represents 3,403 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(10)	Represents 3,403 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(11)	Represents 3,403 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

(12)	Consists of 1,185 shares of common stock held by Proficio Capital Management, LLC (“Proficio”). Dr. Pallares, one of our directors, is the founder and sole member of Proficio. As a result, each of Proficio and Dr. Pallares may be deemed to possess voting and investment control over, and may be deemed to have an indirect beneficial ownership interest with respect to, all shares held by Proficio. Also includes 5,395 shares underlying options to purchase common stock held by Dr. Pallares that are exercisable within 60 days of April 21, 2020.

(13)	H.I.G. Capital, LLC has sole voting and investment control over the shares owned by H.I.G. Bio-Exagen, LLC. Bruce C. Robertson, Ph.D. is a managing director of H.I.G. Capital, LLC and may be deemed to share voting and investment control over, and may be deemed to have an indirect beneficial ownership interest with respect to, all shares held by H.I.G. Bio-Exagen, L.P. The address of H.I.G. Bio-Exagen, LLC is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.

(14)	Consists of (a) 41,592 shares of common stock held by James L.L. Tullis, (b) 1,431 shares of common stock held by Linda A. Tullis, (c) 4,537 shares of common stock held by the HPS Irrevocable Trust #3 U/A Dtd 7/6/93, and (d) 5,395 shares underlying options to purchase common stock that are exercisable within 60 days of April 21, 2020.

Certain Relationships and Related Party Transactions

The following is a summary of transactions entered into or existing since January 1, 2018 to which we have been a party in which the amount involved exceeded or will exceed $120,000 (or, if less, 1% of the average of our total assets amounts as of December 31, 2019), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Series F Redeemable Convertible Preferred Stock Financing

In May 2017, we entered into an agreement to issue shares of Series F redeemable convertible preferred stock, which agreement was subsequently amended in August 2017, pursuant to which we sold to investors in an initial closing in May 2017 and subsequent closings between August 2017 and January 2018, in private placements an aggregate of 339,484,788 shares of Series F redeemable convertible preferred stock at a purchase price of $0.078 per share, for an aggregate purchase price of $23.9 million, including the conversion of the outstanding principal and accrued interest on the 2016/2017 Notes of approximately $10.2 million into 163,785,334 shares of our Series F redeemable convertible preferred stock.

Series G Redeemable Convertible Preferred Stock Financing

In January 2019 we entered into an agreement to issue shares of our Series G redeemable convertible preferred stock, which agreement was subsequently amended in May 2019, pursuant to which we sold to investors in an initial closing in January 2019 and subsequent closings in March 2019 and May 2019, in private placements an aggregate of 148,928,337 shares of our Series G redeemable convertible preferred stock at a purchase price of $0.078 per share, for an aggregate purchase price of approximately $11.6 million. In addition, in May 2019, the Series G preferred stock agreement was amended to include a right by us to require certain holders of Series G redeemable convertible preferred stock, including NMSIC Focused LLC, Hunt Holdings, Limited Partnership and Tullis-Dickerson Capital Focus III, L.P., who are holders of more than 5% of our capital stock, to purchase an additional 32,051,280 shares of Series G redeemable convertible preferred stock at $0.078 per share, for total aggregate proceeds of $2.5 million, at any time after July 31, 2019 and prior to May 31, 2020. This right terminated in connection with our Series H redeemable convertible preferred stock financing in July 2019, as described below.

Series H Redeemable Convertible Preferred Stock Financing and Series G Conversion

In July 2019 we entered into an agreement to issue shares of our Series H redeemable convertible preferred stock, pursuant to which we sold to H.I.G. Bio-Exagen, L.P. in a single closing in July 2019, in a private placement an aggregate of 233,446,519 shares of our Series H redeemable convertible preferred stock at a purchase price of $0.04712 per share, for an aggregate purchase price of approximately $11.0 million.

In conjunction with the issuance of the Series H redeemable convertible preferred stock, each share of issued and outstanding Series G redeemable convertible preferred stock was converted into 1.6553 shares of Series H redeemable convertible preferred stock, for a total of 246,521,076 shares of Series H redeemable convertible preferred stock.

Each share of Series H redeemable convertible preferred stock will converted into 0.0054 share of common stock upon the completion of our initial public offering.

The following table sets forth the aggregate number of these securities acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates since January 1, 2018.

Participants	Series F Redeemable Convertible Preferred Stock	Series H Redeemable Convertible Preferred Stock (5)
5% or Greater Stockholders (1)
Entities affiliated with NMSIC Co-Investment Fund, L.P. (2)	—	53,054,485
Entities affiliated with Tullis-Dickerson Capital Focus III, L.P. (3)	—	59,102,693
H.I.G. Bio-Exagen, L.P.	—	233,446,519
Hunt Holdings, L.P.	—	54,145,517
Gerrit Johan Krediet	—	74,276,281
Directors
James L.L. Tullis (4)	7,991,249	742,761

(1)	Additional details regarding these stockholders and their equity holdings are provided herein under "Security Ownership of Certain Beneficial Owners and Management."

(2)	Represents securities held by NMSIC Co-Investment Fund, L.P. and NMSIC Focused LLC.

(3)	Represents securities held by Tullis-Dickerson Capital Focus III, L.P., Tullis Growth Fund, L.P. and Tullis Growth Fund II, L.P.

(4)	Represents securities held by James L.L. Tullis, Linda A. Tullis and the HPS Irrevocable Trust #3 U/A Dtd 7/6/93.

(5)	Amounts include shares issued upon conversion of Series G redeemable convertible preferred stock, as described above in more detail under “—Series H Redeemable Convertible Preferred Stock Financing and Series G Conversion.”

Some of our directors are associated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Brian Birk	NMSIC Co-Investment Fund, L.P.
Bruce C. Robertson, Ph.D.	H.I.G. Bio-Exagen, L.P.
James L.L. Tullis	Tullis-Dickerson Capital Focus III, L.P.

Investors' Rights Agreements

We entered into an amended and restated investors’ rights agreement in July 2019 with the holders of our redeemable convertible preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their redeemable convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investors’ rights agreement), all rights under this agreement terminated upon completion of our initial public offering. The registration rights will continue following the completion of our initial public offering and will terminate three years following the completion of our initial public offering, or for any particular holder with registration rights, at such time following this offering when such holder holds less than one percent of our outstanding common stock and may immediately sell all of such shares pursuant to Rule 144 under the Securities Act in a 90-day period.

Stockholders' Agreement

We entered into an amended and restated stockholders’ agreement in July 2019, by and among us and certain of our stockholders, pursuant to which the following directors were each elected to serve as members on the Board and, as of the date of this prospectus, continue to serve: Brian Birk, Chet Burrell, Jeff Elliott, Tina S. Nova, Ph.D. Ebetuel Pallares, Ph.D., Bruce C. Robertson, Ph.D., Ron Rocca and James L.L. Tullis. Pursuant to the amended and restated stockholders’ agreement, Mr. Rocca, as our Chief Executive Officer, was initially selected to serve on the Board as a representative of holders of our common stock, as designated by a majority of our common stockholders. Mr. Birk, Mr. Tullis, Dr. Pallares and Dr. Robertson were initially selected to serve on the Board as representatives of holders of our redeemable convertible preferred stock, as designated by NMSIC Co-Investment Fund, L.P., Tullis-Dickerson Capital Focus III, L.P., PCM/Exagen, L.P. (formerly known as CCP/Exagen, L.P.) and H.I.G. BioHealth Partners, LLC or its affiliates, respectively. Mr. Burrell, Mr. Elliott and Dr. Nova were selected to serve on the Board as designated by the holders of a majority of our outstanding Series H, Series F, Series E, Series D, Series C, and Series B-3 redeemable convertible preferred stock, voting together as a single class. The amended and restated stockholders’ agreement also provided for certain other rights, including among others, a right of first refusal to purchase future securities.

The amended and restated stockholders’ agreement, and all the rights granted pursuant to it, terminated upon the completion of our initial public offering, and members previously elected to the Board pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock. The composition of the Board is described in more detail under “Management—Board Composition and Election of Directors.”

Participation in our Initial Public Offering

In September 2019, H.I.G. Bio-Exagen, L.P. purchased approximately $6.0 million of shares of our common stock, respectively, in our initial public offering at the initial public offering price of $14.00 per share.

Employment Agreements

We have entered into an offer letters with each of our named executive officers. For more information regarding these agreements, see the section in this annual report entitled “Executive and Director Compensation—Narrative Disclosure to Summary Compensation Table—Offer Letters with our Named Executive Officers.”

Agreement with De Novo Diagnostics, Inc.

In September 2011, we entered into a license agreement with Thierry Dervieux, Ph.D., our former Chief Scientific Officer, and his company, DeNovo. The license agreement, covering novel methods for monitoring low-dose methotrexate therapy, relates to technology developed by Dr. Dervieux prior to joining us. The technology has yet to be used by us. Under the agreement, Dr. Dervieux would be eligible to receive up to $600,000 when and if we achieve certain sales milestones and a single-digit percentage royalty on sales on an ongoing basis.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our Charter and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive and Director Compensation.”

Policies and Procedures for Related Person Transactions

The Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets at year-end for the last two completed fiscal years) and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

2021 Stockholders' Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1261 Liberty Way, Suite C, Vista, CA 92081 in writing not later than January 5, 2021, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the Annual Meeting, unless the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on February 18, 2021 and no later than the close of business on March 20, 2021. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 18, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder's notice.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Exagen's Annual Report on Form 10-K

A copy of Exagen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements thereto but not including exhibits, as filed with the SEC, will be sent to any beneficial owners of our common stock on the Record Date as determined on April 21, 2020 without charge upon written request addressed to:

Exagen Inc.
Attention: Secretary
1261 Liberty Way, Suite C
Vista, CA 92081

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/XGN. We make available free of charge on our website all of our filings that are made electronically with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019. These materials can be found at www.exagen.com under the "Investor Relations" section.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

/s/ Kamal Adawi
Kamal Adawi
Secretary
Vista, California
April 29, 2020

Exagen

Patient Focused. Discovery Driven.

ANNUAL MEETING OF EXAGEN INC.

Date: JUNE 18, 2020
Time: 8:00 A.M. PT
Place: Hard Rock Hotel San Diego, Satisfaction Meeting Room, 207 5th Ave, San Diego, California 92101

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1 and 2.

1: Election of Class I Directors

	For	Withhold	Directors Recommend
01 Brian Birk	☐	☐	For
02 Tina S. Nova, Ph.D.	☐	☐	For
03 Ebetuel Pallares, Ph.D.	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: To ratify the selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.	☐	☐	☐	For

3: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

_______________ Please Sign Here _______________ Please Date Above

_______________ Please Sign Here _______________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Exagen

Patient Focused. Discovery Driven.

Annual Meeting of Exagen Inc.
to be held on Thursday, June 18, 2020
for Holders as of April 21, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET

Go To
www.proxypush.com/XGN
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-475-8889
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Fortunato Ron Rocca and Kamal Adawi, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Exagen Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

PROXY TABULATOR FOR

EXAGEN INC.
P.O. BOX 8016
CARY, NC 27512-9903

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — Exagen Inc.
Annual Meeting of Stockholders
June 18, 2020, 8:00 a.m. PT
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Fortunato Ron Rocca and Kamal Adawi (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Exagen Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hard Rock Hotel San Diego, Satisfaction Meeting Room, 207 5th Ave, San Diego, California 92101, on Thursday, June 18, 2020 at 8:00 a.m. PT and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Election of Class I Directors;
2. The ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for Exagen Inc. for the year ending December 31, 2020; and
3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The 3 directors up for re-election are: Brian Birk, Tina S. Nova, Ph.D., and Ebetuel Pallares, Ph.D..

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.